EXHIBIT 99.1

                        TELEDISCOUNT COMMUNICATIONS, INC.
                               STATEMENT OF INCOME
                       For FY 2003 and FY 2004 (Unaudited)

                                                       FY 2003          FY2004
SALES
    Retail Products                                   2,862,858       2,984,833
    Financial Products                                  640,122         810,066
                                                    -----------     -----------
TOTAL SALES                                         $ 3,502,980     $ 3,794,899

   Cost of Goods Sold                                 1,785,325       1,710,264
                                                    -----------     -----------
GROSS INCOME                                        $ 1,717,655     $ 2,084,635

OPERATING EXPENSES
    Salaries                                          1,164,863       1,328,945
    Rent                                                275,397         288,124
    Utilities (phone, gas, etc)                          59,387          58,036
    Advertising                                          64,359          43,244
    Commissions                                          29,342          18,933
    Meals, Travel & Entertainment                         7,373          17,057
    Trade Shows                                          12,500           8,527
    Travel                                               18,581          57,738
    Insurance                                            34,705          34,856
    Licenses & Permits                                   28,512          30,036
    Professional/Legal Fees                              24,331          71,466
    Repairs & Maintenance                                38,851          47,995
    Office Supplies                                       7,775          12,439
    Depreciation                                         60,783          63,786
    Equipment Lease                                           0               0
    Miscellaneous                                        72,786          52,215
                                                    -----------     -----------
Total Operating Expense                             $ 1,899,545     $ 2,133,397

OPERATING INCOME                                    $  (181,890)    $   (48,762)

OTHER INCOME (EXPENSE)
    Interest Income                                     (10,879)        (13,667)
    Other Income                                              0          10,000
                                                    -----------     -----------
PRETAX INCOME                                       $  (192,769)    $   (52,429)

    Taxes on Income                                 $        --     $        --
                                                    -----------     -----------
NET INCOME                                          $  (192,769)    $   (52,429)

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                        TELEDISCOUNT COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                             12/31/2004 (Unaudited)

                                     ASSETS

CURRENT ASSETS
Cash and Cash Equivalents                                             $   40,671
Accounts Receivable, net                                                  62,394
Inventories                                                              338,154
Prepaid Expenses                                                          54,667
Other Current Assets                                                      81,127
                                                                      ----------
                             Total Current Assets                     $  577,013

Property and Equipment, net                                           $2,087,310
Software Development Costs, net                                          306,668
Goodwill, Intangibles and Other Assets, net                               56,433
                                                                      ----------
                             Total Fixed Assets                       $2,450,411

TOTAL ASSETS                                                          $3,027,424

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                                      $  208,031
Accrued expenses                                                          99,113
Other current liabilities                                                116,112
                                                                      ----------
                              Total Current Liabilities               $  423,256

LONG TERM LIABILITIES
Obligations under capital leases                                      $       --
Accrued Interest Expenses                                             $       --
                                                                      ----------
                              Total Long Term Liabilities             $       --

                              TOTAL LIABILITIES                       $  423,256

SHAREHOLDER EQUITY
Common Stock - authorized 150,000,000                                 $  116,514
   Shares of $.001 par value, issued and
   Outstanding 116,514470
Additional Paid-in Capital                                             1,950,000
Retained Earnings                                                        537,654
                                                                      ----------
                              TOTAL SHAREHOLDER'S EQUITY              $2,604,168

TOTAL LIABILITIES and SHAREHOLDER'S EQUITY                            $3,027,424

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                        TELEDISCOUNT COMMUNICATIONS, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                        FOR FISCAL YEAR 2004 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                            $(192,769)   $ (52,429)
   Adjustments to reconcile net loss
   to net cash used in operating activities:
      Depreciation and depletion                            60,783       63,786
      Recognition of services performed for stock                0       25,000
      Deferred compensation and consulting                       0        5,000
      Stock options issued for services                          0            0

      Changes in assets and liabilities:
         Accounts receivable                                12,334       (8,876)
         Inventory                                         (43,329)     (13,456)
         Other current assets                               34,431       11,290
         Accounts payable and accrued expenses             (25,679)     (55,409)
                                                         ---------    ---------
   Net cash used in operating activities                 $(154,229)   $ (25,094)

CASH FLOWS FROM INVESTING ACTIVITIES
      Additions to stores                                $ 115,890    $  16,588
      Additions to equipment                                77,556       44,556
      Other Purchase                                        37,889       14,897
                                                         ---------    ---------
   Net cash used in investing activities                 $ 231,335    $  76,041

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from equity financing                     $ 350,000    $  90,000
      Proceeds from borrowings                                   0            0
      Proceeds from borrowings, related party                    0            0
      Payments on note payable, related party                    0            0
                                                         ---------    ---------
   Net cash provided by financing activities             $ 350,000    $  90,000

Increase (Decrease) in cash and cash equivalents           (35,564)     (11,135)

Cash at beginning of period                                 87,370       51,806
CASH AT END OF PERIOD                                    $  51,806    $  40,671